Exhibit 10.34

ADT INC.

2018 OMNIBUS INCENTIVE PLAN

NONQUALIFIED

OPTION AWARD AGREEMENT

THIS NONQUALIFIED OPTION AWARD AGREEMENT (this “Agreement”), is entered into as of [            ], 20[    ] (the “Date of Grant”), by and between ADT Inc., a Delaware corporation (the “Company”), and [                    ] (the “Participant”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the ADT Inc. 2018 Omnibus Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which options to acquire shares of Common Stock may be granted (“Options”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Option.

(a)    Grant. The Company hereby grants to the Participant an Option to purchase [                    ] shares of Common Stock (such shares, the “Option Shares”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an Incentive Stock Option. The Options shall vest in accordance with Section 2. The Exercise Price shall be $[        ] per Option Share.

(b)    Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.    Vesting. Except as may otherwise be provided herein, the Options shall vest and become exercisable [in equal installments on each of the first [●] anniversaries] of the Date of Grant (each such date, a “Vesting Date”), subject to the Participant’s continued employment with, appointment as a director of, or engagement to provide services to, the Company or any of its Affiliates through the applicable Vesting Date. Any fractional Option Share resulting from the application of the vesting schedule shall be aggregated and the Option Share resulting from such aggregation shall vest on the final Vesting Date.

3.	Termination of Employment or Services.

(a)    Generally. Except as otherwise provided herein, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates terminates for any reason, the unvested portion of the Option shall be canceled immediately and the Participant shall immediately forfeit without any consideration any rights to the Option Shares subject to such unvested portion.

(b)    Death or Disability. Notwithstanding anything to the contrary in Section 3, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates terminates due to the Participant’s death or Disability, the unvested portion of the Option shall become fully vested as of the date of such termination which shall be the final Vesting Date.

(c)    Retirement. Notwithstanding anything to the contrary in Section 3, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates terminates due to the Participant’s Retirement (defined below) more than twelve (12) months after the Date of Grant, the Option will vest on a prorated basis as of the date of Retirement, which shall be the final Vesting Date, with respect to a number of Option Shares underlying the Option based on the number of full months of service completed commencing on the Date of Grant and ending on the date of Retirement, divided by the number of full months required to achieve complete vesting (with an offset for any portion of the Option previously vested). Notwithstanding the foregoing, the Participant shall not be eligible for such prorated vesting if the Participant’s voluntary termination of employment with or service to the Company or any of its Affiliates is a result of the Participant’s Retirement less than twelve (12) months after the Date of Grant. For purposes of this Section 3(c), “Retirement” shall mean a termination of the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates as a result of the Participant’s voluntary resignation on or after age 55 if the sum of the Participant’s age and full years of service with the Company is at least 60.

(d)    Termination Without Cause. Notwithstanding anything to the contrary in Section 3, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates is terminated by the Company without Cause, either prior to, or more than 24 months after, the date of a Change in Control, the Option will vest on a prorated basis as of the date of termination, which shall be the final Vesting Date, with respect to a number of Option Shares underlying the Option based on the number of full months of service completed commencing on the Date of Grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting (with an offset for any portion of the Option previously vested).

(e)    Change in Control.

(i)    Notwithstanding anything to the contrary in Section 3, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates is terminated by the Company without Cause or by the Participant as a result of a Good Reason Resignation (defined below), in either case during the 24-month period after the date of a Change in Control, the unvested portion of the Option shall become fully vested as of the date of such termination, which shall be the final Vesting Date.

(ii)    For purposes of this Agreement, “Good Reason Resignation” (i) shall have the meaning given such term (or term of similar import) in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an

Affiliate, or severance plan in which the Participant is eligible to participate, in either case in effect at the time of the Participant’s termination of employment or service with the Company and its Affiliates, or (ii) if “good reason resignation” or term of similar import is not defined in, or in the absence of, any such employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate, or severance plan in which the Participant is eligible to participate, means any termination of the Participant’s employment or service with the Company and its Affiliates by the Participant that is caused by any one or more of the following events that occurs during the period beginning 60 days prior to the date of a Change in Control and ending 24 months after the date of such Change in Control:

(A)    Without the Participant’s written consent, assignment to the Participant of any duties inconsistent in any material respect with the Participant’s authority, duties or responsibilities as in effect immediately prior to the Change in Control that represent a material diminution of such duties, or any other action by the Company that results in a material diminution in such authority, duties or responsibilities;

(B)     Without the Participant’s written consent, a material change in the geographic location at which the Participant must perform services to a location that is more than 50 miles from the Participant’s principal place of business immediately preceding the Change in Control, provided that such change in location extends the commute of such Participant; or

(C)    Without the Participant’s written consent, a material reduction to the Participant’s base compensation and benefits, taken as a whole, as in effect immediately prior to the Change in Control.

Notwithstanding the foregoing, the Participant shall be considered to have a Good Reason Resignation only if the Participant provides written notice to the Company specifying in reasonable detail the events or conditions upon which the Participant is basing such Good Reason Resignation and the Participant provides such notice within 90 days after the event that gives rise to the Good Reason Resignation. Within 30 days after notice has been received, the Company shall have the opportunity, but shall have no obligation, to cure such events or conditions that give rise to the Good Reason Resignation. If the Company does not cure such events or conditions within the 30-day period, the Participant must terminate employment or service with the Company based on Good Reason Resignation within 30 days after the expiration of the cure period.

4.	Expiration.

(a)    In no event shall all or any portion of the Option be exercisable after the tenth annual anniversary of the Date of Grant (such ten-year period, the “Option Period”); provided, that if the Option Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s securities trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (but not to the extent that any such extension would otherwise violate Section 409A of the Code).

(b)    If, prior to the end of the Option Period, the Participant’s employment with, directorship with, or engagement to provide services to, the Company and all Affiliates is terminated without Cause or by the Participant for any reason (other than due to the Participant’s Retirement), then the Option shall expire on the earlier of the last day of the Option Period and the date that is 90 days after the date of such termination; provided, however, that if the Participant’s employment, directorship or engagement to provide services to the Company and its Affiliates is terminated and the Participant is subsequently rehired, reappointed or reengaged by the Company or any Affiliate within 90 days following such termination and prior to the expiration of the Option, the Participant shall not be considered to have undergone a termination of employment or service, as applicable. In the event of a termination described in this subsection (b), the Option shall remain exercisable by the Participant until its expiration only to the extent that the Option was exercisable at the time of such termination.

(c)    If (i) the Participant’s employment with, directorship with, or engagement to provide services to, the Company is terminated prior to the end of the Option Period on account of his Disability, (ii) the Participant dies while still a director of, or still in the employ or engagement of the Company or an Affiliate, (iii) the Participant dies following a termination described in subsection (b) above but prior to the expiration of an Option, or (iv) the Participant’s employment with, directorship with, or engagement to provide services to, the Company is terminated prior to the end of the Option Period on account of his Retirement, the Option shall expire on the earlier of the last day of the Option Period and the date that is one (1) year after the date of death or termination on account of Disability of or Retirement by the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or Participant’s beneficiary, as applicable, until its expiration only to the extent that the Option was exercisable by the Participant at the time of such event.

(d)    If the Participant ceases employment with or engagement to provide services to the Company or any Affiliates or is removed as a director due to a termination for Cause, the Option (whether vested or unvested) shall expire immediately upon such termination.

5.    Method of Exercise and Form of Payment. No Option Shares shall be delivered pursuant to any exercise of the Option until the Participant has paid in full to the Company the Exercise Price and an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be withheld. The Option may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party-administrator) in accordance with the terms hereof. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or in shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit, including without limitation: (A) in other property having a Fair Market Value equal to the Exercise Price and all applicable required withholding taxes, (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes, or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock resulting from the application of this Section 5 shall be settled in cash.

6.    Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company. The Company shall cause the actions described in clauses (ii) and (iii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

7.	Compliance with Legal Requirements.

(a)    Generally. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b)    Tax Withholding. Any exercise of the Option shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the Option or otherwise the amount of any required withholding taxes in respect of the Option, its exercise or any payment or transfer of the Option or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts), including the right to use a broker-assisted “cashless exercise” as described in Section 5(i)(B) hereof. The Participant may elect to satisfy, and the Company may require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be received upon exercise of the Option with a Fair Market Value equal to such withholding liability. For exercises of the Option occurring during a blackout period under the Company’s insider trading policy, the Company shall arrange for the sale of a number of shares of Common Stock to be delivered to the Participant to satisfy the applicable withholding obligations. Such shares of Common Stock shall be sold on behalf of the Participant through the Company’s transfer agent on the facilities of the NYSE or through the facilities of any other exchange on which the Common Stock is listed at the time of such sale.

8.    Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the Option award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by, serving as a director of, or otherwise providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or any violation of any of the covenants set forth on Exhibit A attached hereto or any other non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate (after giving effect to any applicable cure period set forth therein), as determined by the Committee. In such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting or exercise of the Option, the sale or other transfer of the Option, or the sale of shares of Common Stock acquired in respect of the Option (provided that the Option or portion thereof was exercised during the 12-month period immediately prior to the Participant’s adverse activity), and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the Option for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall promptly repay any such excess amount to the Company. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

9.	Restrictive Covenants.

(a)    Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the Participant shall be subject to the confidentiality and restrictive covenants set forth on Exhibit A attached hereto, which Exhibit A is incorporated herein and forms part of this Agreement.

(b)    In the event that the Participant violates any of the restrictive covenants referred to in this Section 9, in addition to any other remedy that may be available at law or in equity, the Option shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

10.	Miscellaneous.

(a)    Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 14(b) of the Plan. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)    Section 409A. The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.

(d)    Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(e)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)    No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(g)    Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from any exercise of the Option or an adjustment of the Option pursuant to Section 11 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(h)    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(i)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(j)    Entire Agreement. This Agreement (including Exhibit A attached hereto) and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant in addition to the covenants in Exhibit A hereto, in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 or 13 of the Plan.

(k)    Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)    Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the Option shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final.    Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii)    Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(l)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(m)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(n)    Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(o)    Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Nonqualified Option Award Agreement has been executed by the Company and the Participant as of the day first written above.

ADT INC.

By:
Name:
Title:

PARTICIPANT

[Insert Name]

[Signature page to Nonqualified Option Award Agreement]

Exhibit A

Restrictive Covenants

By accepting the grant of the Options hereunder, in addition to any other representations, warranties, and covenants set forth this Agreement, the Participant agrees to be subject to and comply with the following covenants.

1.	Confidentiality. The Participant hereby agrees that during the Participant’s employment or service with the Company or its Subsidiaries, and thereafter, the Participant will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company or the Subsidiary.

2.	Non-Competition. Except as prohibited by law, the Participant hereby agrees that during the Participant’s employment or service with the Company or its Subsidiaries, and for the one year period following the Participant’s termination of employment or service for any reason, the Participant will not directly or indirectly, own, manage, operate, control (including indirectly through a debt or equity investment), provide services to, or be employed by or provide services to, any person or entity engaged in any business that is (i) located in or provides services or products to a region with respect to which the Participant had substantial responsibilities while employed or engaged by the Company or its Subsidiaries, and (ii) competitive, with (A) the line of business or businesses of the Company or its Subsidiaries that the Participant was employed with or engaged by during the Participant’s employment or service (including any prospective business to be developed or acquired that was proposed at the date of termination), or (B) any other business of the Company or its Subsidiaries with respect to which the Participant had substantial exposure during such employment or service.

3.	Non-Solicitation. Except as prohibited by law, the Participant further agrees that during the Participant’s employment or service with the Company or its Subsidiaries, and for the two-year period thereafter, the Participant will not, directly or indirectly, on the Participant’s own behalf or on behalf of another (i) solicit, recruit, aid or induce any employee of the Company or any of its Subsidiaries to leave their employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee, or (ii) solicit, aid, or induce any customer of the Company or any of its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, or representatives.

4.	The Participant acknowledges and agrees that irreparable injury will result to the Company, and to its business, in the event of a breach by the Participant of any of the Participant’s covenants and commitments under this Agreement, including the covenants of confidentiality, non-competition and non-solicitation. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages. The Participant acknowledges and agrees the non-competition and non-solicitation provisions contained in this Agreement are expressly intended to benefit the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries) and its successors and assigns; and the Participant expressly authorizes the Company (including all third party beneficiaries) and its successors and assigns to enforce these provisions. In the event of any breach or violation by the Participant of any of the restrictive covenants in this Exhibit A, the time period of such covenant with respect to the Participant shall, to the fullest extent permitted by law, be tolled until such breach or violation is resolved.

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5.	The covenants in this Exhibit A are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Exhibit A relating to the time period, scope, or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction or arbitrator to exceed the maximum time period, scope, or geographic area, as applicable, that such court or arbitrator deems reasonable and enforceable, then this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

6.	All of the covenants in this Exhibit A shall be construed as an agreement independent of any other provisions in Exhibit A, and the existence of any claim or cause of action the Participant may have against the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries), whether predicated on this Exhibit A or otherwise, shall not constitute a defense to the enforcement by the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries) of such covenants.

7.	The Participant has carefully read and considered the provisions of this Exhibit A and, having done so, agrees that the restrictive covenants in this Exhibit A impose a fair and reasonable restraint on the Participant and are reasonably required to protect the interests of the Company (which includes all parents, subsidiaries and/or affiliated entities as third party beneficiaries) and their respective officers, directors, employees, and equityholders.

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